UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2017

AIS Holdings Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55769	36-4877329
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2-5-16-701, Shirogane, Minato-ku, Tokyo, 108-0072, Japan	108-0072
(address of principal executive offices)	(zip code)

+81-3-6277-0150
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation

On June 20, 2017, we, “the Company,” filed a Certificate of Amendment with the Delaware Secretary of State to change our name from Superb Acquisition, Inc. to AIS Holdings, Inc.

The name change to AIS Holdings, Inc. was not approved by the Delaware Secretary of State due to the name being unavailable. As a result we have filed a new Certificate of Amendment with the Delaware Secretary of State to change our name to AIS Holdings Group, Inc. The name change to AIS Holdings Group, Inc. has been approved and is retroactively effective as of the date of the original certificate of amendment filed June 20, 2017.

ITEM 9.01. EXHIBITS.

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment of Certificate of Incorporation (1)

(1) Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIS Holdings Group, Inc.

Dated: September 14, 2017

By: /s/ Takehiro Abe

Takehiro Abe

President and Director